UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 8, 2009

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 503, Jinqiao Building, No. 2077, West Yan’an Road, Shanghai, China 200336
(Address of principal executive offices)

(86) 21 62085908
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 08, 2009, The Hartcourt Companies Inc. (the “Company”), entered into Loan Agreements with Chinese investors pursuant to which, Chinese investors agreed to loan an aggregate of $800,000 to the Company. The loan interest is accrued at the rate of 6% per annum.  At the option of investors, the principal amount of $500,000 is convertible into the Restricted Common Stock of the Company at a price of $0.01 per share. If the investors choose to convert the loan into the Restricted Common Stock, the Company will issue up to maximum 50 million Restricted Common Shares. The fund will be used for working capital.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on April 13, 2009.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)